EXHIBIT 2.2
CONFORMED COPY
EXHIBIT F


             SERVICING PURCHASE AGREEMENT


          This Servicing Purchase Agreement, dated
February 26, 1996 (this "Agreement") by and between
Arrow Financial Corporation ("AFC"), a New York business corporation having its principal office at 250
Glen Street, Glens Falls, New York, Arrow Vermont
Corporation ("AVC"), a Vermont business corporation having its principal office at 80 West Street, Rutland, Vermont, and Green Mountain Bank ("GMB"), a
Vermont-chartered banking corporation having its principal office at 80 West Street, Rutland, Vermont (sometimes collectively referred to as the "Company") and ALBANK, fsb ("ALBANK"), a federally chartered stock savings bank having its principal office at 10 North Pearl
Street, Albany, New York,


                 W I T N E S S E T H:

          THAT WHEREAS, AFC is a bank holding company which owns all of the capital stock of AVC, which in turn owns all of the capital stock of GMB, a Vermont banking corporation conducting business in the State of Vermont; and

          WHEREAS, ALBANK is a federal savings bank conducting business in the states of New York, Massachusetts and Vermont; and

          WHEREAS, the Company operates six branch offices in Vermont, some of which ALBANK desires to acquire, and in connection therewith ALBANK desires to acquire certain assets and assume certain liabilities of the Company, and the Company desires to transfer to ALBANK said assets and liabilities, all as more particularly described in a Purchase and Assumption
Agreement (the "Purchase and Assumption Agreement") of even date herewith between AFC, AVC and GMB and ALBANK;
and

          WHEREAS, in connection with the transaction described in the foregoing clause, the Company wishes to sell the Servicing Business, as defined below, to ALBANK, and ALBANK wishes to purchase the Servicing
Business from the Company;

          NOW, THEREFORE, in consideration of the
premises and the mutual covenants and conditions contained herein, the Company and ALBANK agree as follows:


                      ARTICLE I

                     DEFINITIONS

          Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Act" shall mean the Cranston-Gonzalez
National Affordable Housing Act of 1990, as amended from time to time.

          "Advances" shall mean amounts that have been advanced by GMB in connection with servicing the Serviced Loans (including, without limitation, principal, interest, taxes and insurance premiums) and which have been paid by GMB as the servicer of the Serviced Loans.

          "Agency" shall mean the Federal Home Loan
Mortgage Corporation, Federal National Mortgage
Association, Federal Housing Administration, Government
National Mortgage Association, Department of Housing and Urban Development, Veteran's Administration, Small
Business Administration, Vermont Housing Finance Agency or other state agency, as applicable.

          "Assignment of Mortgage" shall mean an
assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related
Mortgaged Property is located to reflect the sale of the Mortgage to an Investor.

          "Business Day" shall mean any day other than
(i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states of Vermont and New York are authorized or obligated by law or executive order to be closed.

          "Closing Date" shall mean the date on which the Servicing Business is transferred to ALBANK, which shall be the date on which the closing occurs under the Purchase and Assumption Agreement.

          "Custodial Agreement" shall mean the
agreement or agreements, if any, governing the retention of the originals of any Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage
Loan Documents

          "Custodian" shall mean the Person performing the custodial responsibilities under any Custodial
Agreement.

          "Escrow Account" shall mean an account
maintained for the deposit of Escrow Payments received in respect of one or more Serviced Loans.

          "Escrow Payments" shall mean with respect to any Serviced Loan, payments in respect of ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, buydown funds, optional insurance funds, flood insurance and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the requirements of the Mortgage or any other document.

          "Investor" shall mean any owner, purchaser or beneficiary of a Serviced Loan (including a trustee) and/or any proceeds thereof, or of an interest in such Serviced Loan.

          "MI Policy" shall mean a policy or
certificate of primary mortgage guaranty insurance.

          "Monthly Payment" shall mean the scheduled monthly payment of principal and interest on a Serviced
Loan.

          "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple or a leasehold estate in real property securing the Mortgage Note.

          "Mortgage Loan" shall mean any mortgage loan serviced by GMB which is designated on Exhibit 1.1 as a Mortgage Loan with respect to which the Servicing
Rights are transferred to ALBANK pursuant to this Agreement. Each Mortgage Loan includes without limitation the Servicing File, the Monthly Payments, principal prepayments, liquidation proceeds, condemnation proceeds, insurance proceeds, REO disposition proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with the servicing of such Mortgage Loan on and after the Closing Date.

          "Mortgage Note" shall mean the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

          "Mortgaged Property" shall mean the real property or leasehold estate securing repayment of the debt evidenced by a Mortgage Note.

          "Mortgagor" shall mean the obligor on a
Mortgage Note.

          "Person" shall mean any individual,
corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

          "Prior Servicer" shall mean any servicer of a Serviced Loan other than GMB.

          "Purchase Price" shall mean the amount set forth in Section 4.3.

          "Serviced Loans" shall mean the Mortgage
Loans. Serviced Loans as of the date hereof are listed on Exhibit 1.1 hereto (and are to be updated as of the close of business on the Business Day immediately preceding the Closing Date).

          "Serviced Loan Documents" shall mean the documents pertaining to any Serviced Loan, including without limitation, originals held by the Company and originals held by a Custodian or other Person and true and correct copies of originals not held by the Company of the Mortgage Note, the Mortgage, the Assignment of Mortgage and all other assignments (including assignments or other transfer agreements by Prior
Servicers or the originator of the Serviced Loans), the title insurance policy and any MI Policy, if applicable.

          "Serviced Loan Schedule" shall mean the
information set forth on Exhibit 1.1 with respect to the Serviced Loans.

          "Servicing Agreements" shall mean those
agreements listed on Exhibit 1.2 hereto between GMB or its affiliates or the predecessors thereof and the Investors setting forth the rights and obligations of GMB with respect to servicing the Serviced Loans, true and complete copies of which are annexed to Exhibit 1.2 hereto. Servicing Agreements shall also include any official guidelines, rules, and similar requirements promulgated by an Agency applicable to the servicing of the Serviced Loans.

          "Servicing Business" shall mean (i) all of the rights and obligations of GMB under each of the Servicing Agreements, including the Servicing Rights;
(ii) the Servicing Files; and (iii) the Serviced Loan
Suspense Amount.

          "Servicing Fee" shall mean the compensation which ALBANK shall be entitled to receive pursuant to the Servicing Agreements from payments made on the Serviced Loans for its performance of servicing.

          "Servicing File" shall mean the documents, including the Serviced Loan Documents and any applicable Custodial Agreement, files and other items which pertain to a particular Serviced Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes and all additional documents generated as a result of or utilized in originating and/or servicing each Serviced Loan.

          "Serviced Loan Suspense Amount" shall mean, at any given time, the total amount of funds held by GMB with respect to Serviced Loans on behalf of the Investors, including, without limitation, total Escrow
Payments, impound and suspense balances, buydown funds, loss draft balances, unearned fees, and principal and interest payments not yet paid to such Investors, including, where applicable, interest income on account balances less the amount of GMB's outstanding Advances reimbursable under the Servicing Agreements and not yet reimbursed.

          "Servicing Rights" shall mean, in accordance with the Servicing Agreements, (a) all rights to service the Serviced Loans; (b) all rights to receive
Servicing Fees, additional servicing compensation
(including without limitation any late fees, assumption fees, penalties or similar payments with respect to the Serviced Loans, and principal and interest and income on Escrow Accounts or other receipts on or with respect to the Serviced Loans), reimbursements or indemnification for servicing the Serviced Loans, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse Escrow Payments or other similar payments with respect to the Serviced Loans and any amounts actually collected with respect thereto, and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the Serviced Loans; and
(e) possession and use of any and all Servicing Files pertaining to the Serviced Loans or pertaining to the past, present or prospective servicing of the Serviced
Loans.


                      ARTICLE II

        CONVEYANCE FROM THE COMPANY TO ALBANK
          ASSUMPTION OF SERVICING BY ALBANK


          Section 2.1    Purchase and Sale of Servicing
Business

          ALBANK hereby agrees to purchase from GMB, and GMB agrees to sell, assign, transfer, convey and deliver to ALBANK, the Servicing Business, subject to the terms and conditions of this Agreement and the Purchase and Assumption Agreement.

          Section 2.2    Conveyance of Servicing
Business; Delivery of Servicing Files; Payment of
Serviced Loan Suspense Amount; Payment of Purchase
Price

          On the Closing Date (i) GMB shall sell,
transfer, assign, set over and convey to ALBANK all of its right, title and interest in, under and to the Servicing Agreements and ALBANK shall assume the duties and obligations of GMB thereunder; (ii) GMB shall transfer to ALBANK the Servicing Files in its possession and the originals of the Servicing
Agreements; (iii) GMB shall transfer to ALBANK in immediately available funds by wire transfer, the Serviced Loan Suspense Amount as of the close of business on the Business Day immediately preceding the Closing; and (iv) ALBANK shall transfer to GMB or its designee, by wire transfer in immediately available funds, the Purchase Price. On the Closing Date, GMB shall discontinue its servicing activities under the Servicing Agreements, and ALBANK shall begin servicing the Serviced Loans.

          Section 2.3    Record Title

          On the Closing Date, record title to each Mortgage and the related Mortgage Note (i) then in the name of an Investor, Custodian or trustee, shall remain in the name of such Investor, Custodian or trustee; and
(ii) then in the name of AFC, AVC or GMB, or their predecessors, shall be transferred by AFC, AVC or GMB, as appropriate, to ALBANK or its designee. The Company shall bear the cost and expense of preparing, and ALBANK of recording, any Assignments of Mortgages and endorsements of Mortgage Notes for any transfers of record title required under subsection (ii) above with respect to Serviced Loans.

                     ARTICLE III

               COVENANTS AND AGREEMENTS

          Section 3.1    Company Covenants

          (a)  Notice, Approvals, Consents and Filings.
Prior to the Closing Date, the Company shall, at its own expense, in accordance with the relevant provisions of the Act, mail or cause to be mailed to the Mortgagor of each Serviced Loan a letter (in form and substance mutually acceptable to ALBANK and the Company) advising the Mortgagor of the transfer of the servicing thereof and the Escrow Account therefor, if any, to ALBANK.
The Company shall transmit to the applicable taxing authorities and insurance agencies (including MI Policy insurers) notification of the transfer of the servicing of the Serviced Loans to ALBANK and instructions to deliver all notices, statements and tax bills, as the case may be, to ALBANK from and after the Closing Date.
In addition, prior to the Closing Date, the Company shall, at its own expense, obtain all approvals and consents, give or cause to be given notice, and make or cause to be made all filings required to be given by it under applicable law, regulations or order, the Servicing Agreements or otherwise with respect to the transfer of the Servicing Business pursuant to this Agreement and shall pay (i) all of the costs, if any, incurred to give such notices, secure such approvals and consents and make such filings, and (ii) any transfer fees. Without limiting the generality of the foregoing, the Company shall be responsible for giving any notices and obtaining any consents required under the Servicing Agreements unless the assignee or transferee of servicing is specifically required to give such notice or obtain such consent under the terms of such agreement. Copies of all such notices, approvals, consents and filings shall be delivered by the Company to ALBANK on or prior to the Closing Date.

          (b)  Delivery of Servicing Files and Records.
At least two (2) Business Days prior to the Closing
Date, the Company shall forward, or cause to be forwarded, to ALBANK all Servicing Files and certified true copies of any other documents in the Company's possession relating to each Serviced Loan.

          (c)  Suspense Amount Reconciliation.  Within
three (3) Business Days after the Closing Date, the
Company shall provide ALBANK with an accounting statement of the calculation of the Serviced Loan
Suspense Amount sufficient to enable ALBANK to reconcile the amount of each payment, account and balance constituting such Amount to the account of each Serviced Loan. On or prior to the tenth (10th)
Business Day after ALBANK receives the accounting statement, (x) the Company and ALBANK shall resolve any discrepancies between the Company's accounting statement and ALBANK's reconciliation with respect thereto and (y) the Company or ALBANK, as the case may be, shall transfer to the other, in immediately available funds by wire transfer, any amounts to which the other party is entitled.

          (d)  Mortgage Payments Received After Closing
Date. The Company shall forward to ALBANK the amount of any and all payments (including but not limited to any and all Monthly Payments, Escrow Payments and principal prepayments) received by it after the Closing
Date with respect to the Serviced Loans. The Company shall notify ALBANK of the particulars of the payment, which notification shall set forth sufficient information to permit appropriate processing of the payment by ALBANK.

          (e)  Misapplied Payments.  The party
receiving notice of a misapplied payment occurring prior to the Closing Date and discovered after the Closing Date shall immediately notify the other party and shall accompany such notification with the original of the applicable canceled check or similar supporting documentation (unless the other party is the party that has access to such documentation). All parties shall cooperate in correcting misapplication errors.

          (f)  Books and Records.  On or before the
Closing Date, the Company shall maintain its books, records and accounts with respect to the Servicing
Business and the Serviced Loans in accordance with the Servicing Agreements and in all material respects in accordance with generally accepted accounting principles.

          (g)  Reconciliation.  The Company shall, on
or before the Closing Date, reconcile all balances and accounts and in connection therewith make any monetary adjustments reasonably and timely required by ALBANK in accordance with applicable law the necessity of which is demonstrated to ALBANK's and the Company's mutual reasonable satisfaction. On or prior to the tenth
(10th) Business Day after the Closing Date, the Company and ALBANK shall resolve any disputes regarding Closing
Date accounts, balances, interest rate adjustments and the funding of accounts.

          (h) IRS Forms. The Company and ALBANK shall cooperate to see that all IRS Forms 1098 or 1099 and IRS Forms W-9 which are required by the IRS to be filed as a result of events occurring on or before the Closing Date are filed not later than the date on which such forms are required by law to be filed in relation to the servicing and ownership of the Serviced Loans.
The Company shall provide copies of such forms in its possession to ALBANK upon request.

          (i)  Payment of Taxes and Premiums.  The
Company shall pay all real estate taxes, hazard and flood insurance and MI premiums which are due and payable (the due date being, for purposes of this clause, the earlier to occur of the first discount date or the delinquency date) on or prior to thirty (30) days after the Closing Date to the extent the Company has received the related bill five (5) Business Days prior to the Closing Date. The Company shall indemnify
ALBANK against any tax penalties incurred in respect of the Serviced Loans and the servicing thereof prior to the date which is thirty (30) days following the Closing Date. Notwithstanding the above, the Company shall not be liable for the payment of taxes or penalties assessed thereon in the event the related tax bill was not released by the relevant taxing authority five (5) Business Days prior to the Closing Date, provided that the Company has timely delivered to ALBANK any such tax bill in its possession.

          3.2  ALBANK Covenants

          (a)  Notices, Approvals, Consents and
Filings. Prior to the Closing Date, ALBANK shall, at its own expense, obtain all approvals and consents, give or cause to be given all notices, and make or cause to be made all filings specifically required to be obtained, given or made by ALBANK as transferee under applicable law, regulations or order with respect to the transfer of the Mortgage Servicing Business from the Company pursuant to this Agreement and shall pay all of the costs, if any, incurred to give such notices, secure such approvals and consents and make such filings. Copies of all such notices, approvals, consents and filings shall be delivered by ALBANK to the Company on or prior to the Closing Date.


                      ARTICLE IV

       CERTAIN RIGHTS OF ALBANK; PURCHASE PRICE

       Section 4.1    ALBANK's Right to Conduct Due
Diligence

       Between the date hereof and the Closing Date, ALBANK will be entitled to conduct due diligence with respect to the Servicing Business. During the conduct of ALBANK's due diligence, the Company shall cooperate with ALBANK, including, without limitation, by providing ALBANK with access to servicing records, loan files and other Company books and records and to the Company's officers and employees.

       Section 4.2    ALBANK's Right to Terminate

       ALBANK shall, at its sole discretion and election, have the right to terminate this Agreement, for any or no reason, by written notice to the Company on or before a date (the "Notice Date") that is two (2)
Business Days prior to the date on which notices are first required to be mailed to Mortgagors pursuant to the Act or to the Investors pursuant to any notice requirements under the Servicing Agreements with respect to the transfer of servicing hereunder, provided that ALBANK shall in no event be required to give notice to the Company of its election to terminate more than thirty (30) days prior to the anticipated
Closing Date under this Agreement and the Purchase and Assumption Agreement, and provided further that the Company and ALBANK shall cooperate to determine the Notice Date as it relates to the Act, the Servicing
Agreements and the anticipated Closing Date under this Agreement and the Purchase and Assumption Agreement.
If ALBANK delivers a notice to the Company pursuant to this Section 4.2, this Agreement shall terminate pursuant to Section 5.4(c) hereof.

       Section 4.3    Purchase Price

       The Purchase Price with respect to the
Servicing Business transferred hereunder shall be an amount equal to $25,000, which shall be paid by ALBANK at the Closing in accordance with the Purchase and Assumption Agreement.


                      ARTICLE V

      REPRESENTATIONS, WARRANTIES AND AGREEMENTS

       Section 5.1    Representations and Warranties
of the Company

       As a condition to the consummation of the transactions contemplated hereby, the Company makes the following representations and warranties to ALBANK as of the date hereof and as of the Closing Date:

       (a)  Ownership.  To the knowledge of the
Company, GMB is the sole owner and holder of the Servicing Rights with respect to the Serviced Loans.
Its Servicing Rights under the Servicing Agreements have not been assigned or pledged. Subject to obtaining all required regulatory approvals and the giving of all notices required under law and regulation, GMB has full right and authority to transfer and sell to ALBANK the Servicing Rights, Servicing Files, the Servicing Agreements, and all rights arising thereunder, free and clear of any encumbrance, equity interest, lien, pledge, charge, claim or security interest.

       (b)  No Untrue Information.  Neither this
Agreement (insofar as it pertains to the Company) nor any statement, report or other document which is within the control of the Company, furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of fact or omits to state a fact necessary to make the statement contained therein not misleading.

       (c)  All Obligations; No Default.  All
contractual obligations of the Company with respect to its servicing of the Serviced Loans are set forth in the Servicing Agreements. To the knowledge of the Company, no event has occurred and is continuing which, but for the passage of time or the giving of notice or both, would constitute any event of default or a basis for termination for cause under any Servicing
Agreement.

       (d)  Compliance with Law.  The Company has
complied in all material respects with all requirements of federal, state or local law applicable to its servicing of the Serviced Loans under the Servicing
Agreements.

       (e)  Reaffirmance of Representations and
Warranties. The Company repeats and reaffirms, as if set forth herein, each and every representation and warranty in the Purchase and Assumption Agreement to the extent it refers or relates, expressly or by implication, to the Servicing Purchase Agreement or the Servicing Business.
                      ARTICLE VI

          CLOSING CONDITIONS AND TERMINATION

       Section 6.1    ALBANK's Conditions

       ALBANK's obligation to consummate its purchase of the Servicing Business on the Closing Date is subject to the satisfaction or waiver by ALBANK of the following conditions:

       (a)  The Company shall have performed in all
material respects all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Closing Date.

       (b) ALBANK shall have approved of and received all documentation and other agreements which may be required to effectuate the transfer of the Servicing
Business by the Company to ALBANK.

       (c)  Written approval of the transfer of the
Servicing Business to ALBANK hereunder shall have been received from any party from whom approval is required under applicable law or the Servicing Agreements, including consent to assignment and assumption of the Servicing Agreements.

       (d) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing
Date.

       Section 6.2    The Company's Conditions

       The Company's obligation to consummate the sale of the Servicing Business hereunder is subject to the satisfaction or waiver by the Company of the following conditions:

       (a)  ALBANK shall have performed in all
material respects all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Closing Date.

       (b)  The Company shall have approved of and
received all documentation and other agreements which may be required to effectuate the transfer of the Servicing Business by the Company to ALBANK.

       Section 6.3    Conditions of Both Parties

       The obligations of each party to consummate the sale of the Servicing Business on the Closing Date shall be subject to the satisfaction, on the Closing
Date, of the condition, which condition may not be waived, that AFC, AVC, GMB and ALBANK, simultaneously with the consummation of the transactions contemplated by this Agreement, shall have consummated the transactions contemplated by the Purchase and Assumption Agreement.

       Section 6.4    Termination

       (a)  In the event that the Purchase and
Assumption Agreement shall be terminated prior to the consummation of the transactions contemplated thereby, this Agreement shall automatically be deemed terminated, whereupon this Agreement shall be null, void and of no effect and the Company and ALBANK shall have no further rights, obligations or liabilities hereunder.

       (b)  Either the Company or ALBANK shall, at
such party's election, have the right to terminate this Agreement prior to the consummation of the transactions contemplated hereby if any of the conditions applicable to its obligations hereunder shall not have been satisfied on or prior to the Closing Date. Upon termination, this Agreement shall be deemed terminated and shall be null, void and of no effect, and the Company and ALBANK shall have no further rights, obligations or liabilities hereunder.

       (c)  This Agreement shall terminate at such
time as ALBANK delivers to the Company a notice of its intention not to purchase the Servicing Business pursuant to Section 4.2 hereof. Upon termination, this Agreement shall be deemed terminated and shall be null, void and of no effect, and the Company and ALBANK shall have no further rights, obligations or liabilities hereunder.


                     ARTICLE VII

               MISCELLANEOUS PROVISIONS

       Section 7.1    Survival

       It is understood and agreed that the
representations and warranties set forth in this Agreement shall expire upon the Closing hereunder or the termination hereof. Each of the covenants and agreements hereunder shall survive the Closing for that period set forth in Section 21(f)(i) of the Purchase and Assumption Agreement within which any claim for alleged nonperformance of such covenant or agreement must be brought or be forever barred, provided that the covenants and agreements hereunder shall expire upon termination hereof.

       Section 7.2    Costs and Expenses

       Except as is otherwise specifically provided in this Agreement, whether the Closing takes place or whether this Agreement is terminated, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, all regulatory fees, attorneys fees and accounting fees. In addition to the other costs expressly assumed by the Company hereunder, the Company shall pay any costs and expenses associated with delivery of the Servicing Files and Servicing
Agreements to ALBANK.

       Section 7.3    Cooperation

       To the extent reasonably possible, the parties hereto shall cooperate with and assist each other, as requested, in carrying out the purposes of this Agreement, and they shall comply with all material laws and regulations governing the Servicing Business.

       Section 7.4    Notices

       All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person (provided a receipt evidencing such delivery is obtained) or by United States mail, certified or registered, with return receipt requested, as follows:

          (i)  if to the Company, to:

               Arrow Financial Corporation
               250 Glen Street
               Glens Falls, New York 12801
               Attention:      Michael F. Massiano,
Chairman

               with a copy to:

               Thomas B. Kinsock, Esq.
               Gallop, Johnson & Neuman, L.C.
               101 South Hanley, Suite 1600
               St. Louis, Missouri 63105

          (ii) if to ALBANK, to:

               ALBANK, a Federal Savings Bank
               10 North Pearl Street
               Albany, New York  12207-2774
               Attention:     Herbert G. Chorbajian
                         Chairman, President and Chief
Executive Officer

               with a copy to:

               ALBANK, a Federal Savings Bank
               10 North Pearl Street
               Albany, New York  12207-2774
               Attention:     Freling H. Smith, Esq.
                         Senior Vice President and
General Counsel

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 7.4. Any notice, demand or other communication given pursuant to the provisions of this Section 7.4 shall be deemed to have been given on the date actually received. The exercise by a party of any right or option granted to it in this Agreement shall be effected by notice pursuant to this Section 7.4.

       Section 7.5    Successors and Assigns

       All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties.

       Section 7.6    Counterparts

       This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

       Section 7.7    Governing Law

       This Agreement is made and entered into in the State of New York and, to the extent that federal law does not control, the laws of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party that caused this Agreement to be drafted.

       Section 7.8    Captions

       The captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and are not to be deemed full or accurate descriptions of the contents of any paragraph or subparagraph.

       Section 7.9    Entire Agreement, Modifications,
Waivers

       This Agreement, the Exhibits hereto, and the Purchase and Assumption Agreement and the Exhibits and Schedules thereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein. Except as is otherwise expressly provided in this Agreement, no supplement, modification or termination of this Agreement shall be binding unless executed in writing by both parties, and no waiver or any provision of, breach of or default under this Agreement shall be considered binding unless executed in writing by the party granting such waiver. No waiver of any provision of this Agreement shall be deemed to, or shall, constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

       Section 7.10   Further Assurances

       The Company and ALBANK each agree to execute and/or deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Without limiting the generality of the foregoing, after the Closing, the Company agrees to deliver to ALBANK promptly any Servicing File, any document or other item from a Servicing File, any Servicing Agreement or any other document necessary to the conduct of the Servicing Business that the Company was required to transfer on the Closing Date but that ALBANK notifies the Company was not among the documents so transferred.

       Section 7.11   Intention of the Parties

       It is the intention of the parties that the Company is selling, and ALBANK is purchasing only the Servicing Business. Accordingly, the parties hereby acknowledge that the Investors are the sole and absolute owners of their respective Serviced Loans, and ALBANK is acting as an independent contractor with respect to its duties hereunder. Nothing in this Agreement or any document or instrument executed or delivered in connection herewith is intended to be, nor shall it be construed to be the formation of a partnership or joint venture between any of the parties to this Agreement.

       Section 7.12   Exhibits

       The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

       IN WITNESS WHEREOF, each of ALBANK, AFC, AVC and GMB have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                   ARROW FINANCIAL
CORPORATION


ATTEST:                            By   /s/ Michael F. Massiano

                                       Name: Michael F. Massiano
                                       Title: Chairman &
                              President

___________________________________
Name: John C. VanLeeuwen
Title: Senior Vice President/Credit Administration

                                   ARROW VERMONT
CORPORATION


ATTEST:                            By   /s/ Michael F. Massiano
                                       Name: Michael F. Massiano
                                       Title: Chairman &
                                    President

___________________________________
Name: John C. VanLeeuwen
Title: Senior Vice President/Credit Administration

                                   GREEN MOUNTAIN
BANK


ATTEST:                            By   /s/ John J. Murphy
                                       Name: John J. Murphy
                                       Title: Treasurer

___________________________________
Name: John C. VanLeeuwen
Title: Senior Vice President/Credit Administration

                                   ALBANK, FSB

ATTEST:                            By   /s/ Herbert G. Chorbajian
                                       Name: Herbert G.Chorbajian
                                       Title: Chairman, President
                                      and Chief Executive Officer

___________________________________
Name: Freling H. Smith
Title: Senior Vice President